UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2017

CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Credit Agreement
On January 30, 2017, Cadence Design Systems, Inc. (“Cadence”) entered into a $350 million five-year senior unsecured revolving credit facility (the “Facility”) pursuant to a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as a lender and administrative agent, and other lender parties thereto, which replaces the senior credit facility originally entered into on December 12, 2012 and as amended on September 19, 2014. The Credit Agreement provides that, under certain circumstances, Cadence may increase the aggregate principal amount of revolving commitments by up to $250 million, for a total up to $600 million.
The Facility is unsecured. Proceeds from the Facility will be used for general corporate purposes.
Amounts outstanding under the Credit Agreement initially accrue interest at a rate equal to, at Cadence’s option, either (1) LIBOR plus a margin of 1.25% per annum, which may increase to a rate equal to LIBOR plus a margin of up to 1.875% per annum depending on Cadence’s consolidated leverage ratio, or (2) base rate plus a margin of 0.25% per annum, which may increase to a rate equal to base rate plus a margin of up to 0.875% per annum depending on Cadence’s consolidated leverage ratio. Additionally, Cadence will pay commitment fees on the undrawn amount of the revolving commitments at a rate initially equal to 0.15%, which may increase to a rate equal to 0.30% depending on Cadence’s consolidated leverage ratio.
The covenants of the Credit Agreement include customary negative covenants that, among other things, restrict Cadence’s ability to incur additional indebtedness, grant liens and make certain investments, asset dispositions and restricted payments. In addition, the Credit Agreement contains certain financial covenants that require Cadence to maintain a funded debt to EBITDA ratio not greater than 3.00 to 1, with a step-up to 3.50 to 1 for one year following an acquisition by Cadence of at least $250 million that results in a pro forma leverage ratio between 2.75 to 1 and 3.25 to 1. The Credit Agreement also requires Cadence to maintain an EBITDA to interest charges ratio of at least 3.00 to 1.
A copy of the Credit Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Credit Agreement.
Amendment to Loan Agreement
On January 30, 2017, Cadence also entered into an Amendment (the “Amendment”) to its existing Loan Agreement, dated as of January 28, 2016 (the “Loan Agreement,” and as amended from time to time, including by the Amendment, the “Term Loan Agreement”) among Cadence, JPMorgan, as a lender and administrative agent, and other lender parties thereto. The Amendment amends the Loan Agreement to provide Cadence with additional flexibility under the covenants, consistent with the covenants in the Credit Agreement.
The other material terms of the Term Loan Agreement remain unchanged from those terms included in the Loan Agreement filed as Exhibit 10.01 to Cadence’s Current Report on Form 8-K filed on February 3, 2016.
A copy of the Amendment is attached hereto as Exhibit 10.02 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment and the Loan Agreement filed as Exhibit 10.01 to Cadence’s Current Report on Form 8-K filed on February 3, 2016.

Item 2.02. Results of Operations and Financial Condition.

On February 1, 2017, Cadence issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2016.
A copy of the press release is attached hereto as Exhibit 99.01 and a copy of the commentary by the Chief Financial Officer of Cadence regarding Cadence's financial results for the quarter and fiscal year ended December 31, 2016 is attached hereto as Exhibit 99.02, and the press release and the commentary are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Geoffrey G. Ribar, Senior Vice President and Chief Financial Officer of Cadence, will not retire as previously announced and will remain in his current role until March 31, 2018, unless a successor is designated before then.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.01	Credit Agreement, dated as of January 30, 2017, by and among Cadence Design Systems, Inc., JPMorgan Chase Bank, N.A. and other lenders party thereto.
10.02	Amendment No. 1 to Loan Agreement, dated as of January 30, 2017, by and among Cadence Design Systems, Inc., JPMorgan Chase Bank, N.A. and other lenders party thereto.
99.01	Press Release issued by Cadence Design Systems, Inc. on February 1, 2017.
99.02	CFO Commentary on Results of Quarter and Fiscal Year Ended December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 1, 2017

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	Credit Agreement, dated as of January 30, 2017, by and among Cadence Design Systems, Inc., JPMorgan Chase Bank, N.A. and other lenders party thereto.
10.02	Amendment No. 1 to Loan Agreement, dated as of January 30, 2017, by and among Cadence Design Systems, Inc., JPMorgan Chase Bank, N.A. and other lenders party thereto.
99.01	Press Release issued by Cadence Design Systems, Inc. on February 1, 2017.
99.02	CFO Commentary on Results of the Quarter and Fiscal Year Ended December 31, 2016.